EXHIBIT 99.1

Encore Reports a 50% Increase in Fully Diluted Earnings Per Share in the 4th Quarter of 2004

4th Quarter Highlights:

  Collections increase 12%
  Revenues increase 46%
  Net income increases 48%
  Earnings per fully diluted share increase 50%
  Pre-tax cash flows from operations increase 64%

San Diego – (Business Wire) – March 3, 2005 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2004.

For the fourth quarter of 2004:

  Gross collections were $53.4 million, a 12% increase over the $47.7 million in the same period of the prior year
  Total revenues were $46.0 million, a 46% increase over the $31.4 million in the same period of the prior year
  Net income was $5.7 million compared with $3.8 million in the same period of the prior year, a 48% increase
  Earnings per fully diluted share were $0.24, a 50% increase over the $0.16 in the same period of the prior year. Earnings per fully diluted share in the fourth quarter of 2004 were up 26% over the $0.19 earned in the same period of the prior year excluding the one-time other charge.

For the full year 2004:

  Gross collections were $234.7 million, a 23% increase over the $190.5 million in 2003
  Total revenues were $178.5 million, a 52% increase over the $117.5 million in 2003
  Net income was $23.2 million, a 26% increase over $18.4 million in 2003
  Earnings per fully diluted share were $0.99 a 12% increase over $0.88 in 2003. Earnings per fully diluted share in 2004 were up 41% over the $0.70 earned in 2003 excluding the one-time benefit and other charge.

“Our fourth quarter performance capped a very strong year for Encore, as we generated record levels of collections, revenues, and earnings per share,” commented Carl C. Gregory, III, Vice Chairman and CEO of Encore Capital Group, Inc. “We were able to achieve this strong growth despite scaling back on our purchasing of new portfolios throughout much of 2004 in response to less attractive pricing in the marketplace. Total purchases during 2004 were $103.4 million compared to $89.8 million in 2003. We continue to effectively develop alternative collection channels, such as legal and agency outsourcing, which increase our ability to penetrate our portfolios further. For the full year, our collections through alternative channels, other than sales, more than doubled, and we expect that our continued development of these channels will be valuable in enhancing the productivity of our collection efforts and the profitability of our operations.”

Fourth Quarter Financial Highlights

Revenue recognized, as a percentage of collections, was 86% in the fourth quarter of 2004, compared to 66% in the fourth quarter of 2003. The increase in the percentage of revenue recognized in the fourth quarter of 2004 is primarily attributable to high levels of zero-basis income, deeper penetration of more tenured portfolios, and a larger portion of portfolio purchases occurring later in the quarter.

Total operating expenses for the fourth quarter of 2004 were $27.9 million, compared with $19.8 million in the fourth quarter of 2003. The increase in total operating expenses is largely volume driven and reflects growth in the utilization of the legal collection channel and the expansion of the agency outsourcing collection channel. General and administrative expenses included approximately $0.8 million related to Sarbanes-Oxley compliance efforts and $0.1 million in SEC reporting fees and legal fees related to the Company’s secondary offering completed in January 2005.

Pretax cash flows from operations for the fourth quarter of 2004 were $14.5 million, an increase of 64% over the $8.9 million generated in the same period of 2003. (Adjustments to arrive at pre-tax cash flow from operations consisted of income tax payments of $1.4 million in the fourth quarter of 2004 and $0.9 million in the fourth quarter of 2003.) The Company exhausted its Federal net operating loss carry forward in the fourth quarter of 2003 and began to make income tax payments at the statutory rates in 2004.

The Company spent $46.1 million to purchase approximately $1.2 billion in face value of portfolios during the fourth quarter of 2004, a blended purchase price of 3.86% of face value. 96% of the portfolios purchased in the fourth quarter of 2004 were credit card receivables.

“The current purchasing market remains highly competitive,” said Mr. Gregory. “However, we believe there are opportunities to purchase portfolios that can yield acceptable returns. During the fourth quarter, we spent approximately $46.1 million on portfolios that we expect to be profitable for the Company, though to a lesser degree than portfolios purchased in prior years.”

Outlook

Commenting on the outlook for the Company, Mr. Gregory said, “We believe that 2005 will be another year of strong earnings growth, driven primarily by disciplined expense control and lower interest costs resulting from our new revolving credit facility. We are intensely focused on optimizing our operating efficiency by leveraging our sophisticated analytics to assign accounts to the channel that can collect them in the most profitable manner. Our continual focus on improving the efficiency of our operations serves the Company particularly well during periods when conditions in the purchasing market present challenges to driving top-line growth.”

“Our strong performance over the past few years has significantly improved our financial strength and flexibility. We are now in a position to begin pursuing acquisition opportunities that can expand our footprint into additional asset classes or collection channels.”

The Company also provided the following information to assist the investment community:

  Due to rising purchase prices for portfolios, an increase in the amount invested in portfolio purchases does not necessarily result in a corresponding increase in collections. This could also result in a lower revenue recognition percentage for the portfolios purchased under this scenario.
  As a result of the replacement of its Secured Credit Facility with the new revolving credit facility, the Company anticipates that contingent interest expense will decline beginning in 2005. The Company has forecasted that its contingent interest expense could be approximately 65% of 2004 levels in 2005; 35% of 2004 levels in 2006; and subsequent lower levels beyond 2006. Contingent interest expense amounted to $32.3 million for the year 2004 which represents $0.81 per fully diluted share, net of taxes.

GAAP Reconciliation

The table included in the attached supplemental financial information is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income, fully diluted earnings per share and cash flows from operations to income before taxes, net income, fully diluted earnings per share, and cash flows from operations excluding one-time benefits, and the effects of income taxes with respect to cash flows from operations for the periods presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits that are included in the GAAP financial measures results in enhanced comparability of certain key financial results between the periods presented.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 P.M. Pacific time / 5:00 P.M. Eastern time to discuss the fourth quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Encore Capital Group, Inc.
Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of future contingent interest expense, purchase volumes, revenues, income or loss (including our expectations regarding the current environment for portfolio purchases and its effect on revenue recognition rates and profitability); estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the Company’s ability to acquire and collect on portfolios consisting of new types of receivables; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s ability to successfully execute acquisitions; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2004. Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:
Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com
or
Financial Relations Board (Press)
Tony Rossi, 310-407-6563 (Investor Relations)
trossi@financialrelationsboard.com

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31,	December 31,
	2004	2003

Assets
Cash and cash equivalents	$49,731	$38,612
Restricted cash	3,432	842
Investment in receivable portfolios, net	137,963	89,136
Investment in retained interest	-	1,231
Property and equipment, net	3,360	2,786
Deferred tax asset, net	361	1,358
Other assets	6,295	4,320

Total assets	$201,142	$138,285

Liabilities and stockholders' equity
Liabilities
Accounts payable and accrued liabilities	$17,418	$11,644
Accrued profit sharing arrangement	20,881	12,749
Income tax payable	-	883
Notes payable and other borrowings	66,567	41,178
Capital lease obligations	261	460

Total liabilities	105,127	66,914

Commitments and contingencies
Stockholders' equity
Convertible preferred stock, $.01 par value, 5,000 shares
authorized, and no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000 shares authorized,
and 22,166 shares and 22,003 shares issued and outstanding
as of December 31, 2004 and 2003, respectively	222	220
Additional paid-in capital	66,788	65,387
Accumulated earnings	28,834	5,658
Accumulated other comprehensive income	171	106

Total stockholders' equity	96,015	71,371

Total liabilities and stockholders' equity	$201,142	$138,285

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Years ended December 31,

	2004	2003	2002

Revenues
Revenue from receivable portfolios	$175,296	$115,575	$80,961
Revenue from retained interest	2,487	307	5,707
Servicing fees and other related revenue	692	1,620	3,712

Total revenues	178,475	117,502	90,380

Operating expenses
Salaries and employee benefits	47,193	39,286	35,137
Other operating expenses	13,645	11,335	7,934
Cost of legal collections	28,202	15,827	11,028
Collection agency commissions	4,786	-	-
General and administrative expenses	9,212	6,509	6,314
Provision for portfolio losses	-	-	1,049
Depreciation and amortization	1,951	2,023	2,453

Total operating expenses	104,989	74,980	63,915

Income before other income (expense)
and income taxes	73,486	42,522	26,465
Other income (expense)
Interest expense	(35,330)	(20,479)	(18,592)
Other income	690	7,380	213

Total other expense	(34,640)	(13,099)	(18,379)

Income before income taxes	38,846	29,423	8,086
(Provision for) benefit from income taxes	(15,670)	(11,003)	5,703

Net income	23,176	18,420	13,789

Preferred stock dividends	-	(374)	(440)

Net income available to common stockholders	$23,176	$18,046	$13,349

Weighted average shares outstanding	22,072	10,965	7,339
Incremental shares from assumed conversion
of warrants, options, and preferred stock	1,409	9,908	9,120

Adjusted weighted average shares outstanding	23,481	20,873	16,459

Earnings per share - Basic	$1.05	$1.65	$1.82

Earnings per share - Diluted	$0.99	$0.88	$0.84

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Stockholders' Equity  and Comprehensive Income
(In Thousands)

							Accumulated
					Additional	Accumulated	Other
	Common Stock		Preferred Stock		Paid-In	Earnings	Comprehensive

	Shares	Par	Shares	Cost	Capital	(Deficit)	Income	Total

Balance at December 31, 2001	7,161	$72	-	$-	$22,111	$(25,737)	$1,196	$(2,358)
Net income	-	-	-	-	-	13,789	-	13,789
Other comprehensive income:
unrealized gain on non-qualified
deferred compensation plan assets	-	-	-	-	-	-	39	39
Other comprehensive loss: decrease in
unrealized gain on investment
retained interest, net of tax	-	-	-	-	-	-	(868)	(868)

Comprehensive income	-	-	-	-	-	-	-	12,960
Net proceeds from issuance of Preferred Stock	-	-	1,000	10	4,578	-	-	4,588
Preferred dividends	-	-	-	-	-	(440)	-	(440)
Forgiveness of debt, net	-	-	-	-	4,665	-	-	4,665
Issuance of common stock warrants	-	-	-	-	125	-	-	125
Exercise of common stock warrants	250	2	-	-	-	-	-	2

Balance at December 31, 2002	7,411	74	1,000	10	31,479	(12,388)	367	19,542
Net income	-	-	-	-	-	18,420	-	18,420
Other comprehensive income:
unrealized gain on non-qualified
deferred compensation plan assets	-	-	-	-	-	-	46	46
Other comprehensive loss: decrease in
unrealized gain on investment
retained interest, net of tax	-	-	-	-	-	-	(307)	(307)

Comprehensive income	-	-	-	-	-	-	-	18,159
Preferred dividends	-	-	-	-	-	(374)	-	(374)
Preferred stock converted to common stock	10,000	100	(1,000)	(10)	(90)	-	-	-
Net proceeds from issuance of common stock	3,000	30	-	-	30,101	-	-	30,131
Exercise of common stock warrants	957	10	-	-	615	-	-	625
Exercise of stock options	635	6	-	-	608	-	-	614
Excess tax benefits related to stock options	-	-	-	-	2,546	-	-	2,546
Amortization of stock options
issued at below market	-	-	-	-	128	-	-	128

Balance at December 31, 2003	22,003	220	-	-	65,387	5,658	106	71,371
Net income	-	-	-	-	-	23,176	-	23,176
Other comprehensive income:
unrealized gain on non-qualified
deferred compensation plan assets	-	-	-	-	-	-	86	86
Other comprehensive loss: decrease in
unrealized gain on investment
retained interest, net of tax	-	-	-	-	-	-	(21)	(21)

Comprehensive income	-	-	-	-	-	-	-	23,241
Exercise of stock options	163	2	-	-	167	-	-	169
Excess tax benefits related to stock options	-	-	-	-	1,125	-	-	1,125
Amortization of stock options
issued at below market	-	-	-	-	109	-	-	109

Balance at December 31, 2004	22,166	$222	-	$-	$66,788	$28,834	$171	$96,015

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Years ended December 31,

	2004	2003	2002

Operating activities
Gross collections from investment in receivable portfolios	$ 228,657	$178,950	$ 124,388
Gross collections from investment in retained interest	3,682	6,819	13,929
Gross collections for third parties	2,337	4,750	10,491

Total gross collections	234,676	190,519	148,808

Proceeds from litigation settlement	-	11,100	-
Less:
Amounts collected on behalf of third parties	(2,337)	(4,750)	(10,491)
Amounts applied to principal on receivable portfolios	(53,362)	(63,374)	(43,423)
Amounts applied to principal of securitization 98-1	(1,195)	(6,512)	(7,808)
Litigation settlement proceeds applied to principal of receivable
portfolios	-	(692)	-
Legal and other costs related to litigation settlement	-	(3,198)	-
Servicing fees	692	1,620	3,712
Operating Expenses
Salaries and employee benefits	(44,526)	(38,431)	(32,909)
Other operating expenses	(12,083)	(11,044)	(7,803)
Cost of legal collections	(28,202)	(15,827)	(11,028)
Collection agency commissions	(4,786)	-	-
General and administrative	(8,873)	(6,303)	(6,707)
Interest payments	(2,892)	(5,222)	(4,146)
Contingent interest payments	(24,128)	(14,455)	(4,246)
Other income	690	295	211
Decrease (Increase) in restricted cash	(2,590)	2,263	(52)
Income taxes	(14,672)	(2,018)	572

Net cash provided by operating activities	36,412	33,971	24,690

Investing activities
Purchases of receivable portfolios	(103,374)	(89,834)	(62,525)
Collections applied to principal of receivable portfolios	53,362	63,374	43,423
Litigation settlement proceeds applied to principal of receivable
portfolios	-	692	-
Collections applied to principal of securitization 98-1	1,195	6,512	7,808
Proceeds from put-backs of receivable portfolios	1,185	799	882
Proceeds from the sale of property and equipment	-	-	3
Purchases of property and equipment	(2,525)	(1,015)	(749)

Net cash used in investing activities	(50,157)	(19,472)	(11,158)

Financing activities
Proceeds from notes payable and other borrowings	78,676	78,226	62,183
Repayment of notes payable and other borrowings	(53,288)	(85,478)	(79,669)
Capitalized loan costs relating to financing arrangement	(494)	(245)	(154)
Proceeds from sale of common stock, net	-	30,131	-
Proceeds from exercise of common stock options	169	614	-
Proceeds from exercise of common stock warrants	-	625	2
Proceeds from sale of preferred stock	-	-	4,588
Payments of preferred dividends	-	(374)	(250)
Repayment of capital lease obligations	(199)	(138)	(892)

Net cash provided by (used in) financing activities	24,864	23,361	(14,192)

Net increase (decrease) in cash	11,119	37,860	(660)
Cash and cash equivalents, beginning of year	38,612	752	1,412

Cash and cash equivalents, end of year	$ 49,731	$38,612	$ 752

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows (continued)
Reconciliation of Net Income to Net Cash Provided by Operating Activities
(In Thousands)

	Years ended December 31,

	2004	2003	2002

Net income	$23,176	$18,420	$13,789
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,951	2,023	2,452
Amortization of loan costs	76	603	661
Amortization of debt discount	-	742	112
Amortization of stock based compensation	109	128	-
Deferred income tax expense (benefit)	815	5,456	(6,234)
Excess tax benefits from stock options	1,125	2,722	-
Increase in income on retained interest	-	-	414
Provision for portfolio losses	-	-	1,049
Changes in operating assets and liabilities
(Increase) decrease in restricted cash	(2,590)	2,263	(52)
Increase in other assets	(2,254)	(1,339)	(783)
Increase in accrued profit sharing arrangement	8,132	1,569	8,802
Increase in accounts payable and accrued liabilities	5,872	1,384	4,480

Net cash provided by operating activities	$36,412	$33,971	$24,690

Supplemental schedules of non-cash investing activities:

Property and equipment acquired under capital leases	$-	$253	$-

Supplemental schedules of non-cash financing activities:

Issuance of common stock warrants
in connection with debt agreements	$-	$-	$125

Recordation of equity in connection with debt forgiveness	$-	$-	$4,665

Encore Capital Group, Inc.
Supplemental Financial Information
Reconciliation of GAAP Income Before Taxes, Net Income, Fully Diluted Earnings Per Share and Cash Flow
From Operations to Income Before Taxes, Net Income, Fully Diluted Earnings Per Share and Cash Flow From
Operations Excluding One-Time Benefits and Charges
For the Quarters and the Years Ended December 31, 2004 and 2003
(In Thousands, Except Percentages and Earning Per Share)

	Quarters Ended		Years Ended
	December 31,		December 31,

	2004	2003	2004	2003

Income Before Taxes
GAAP, as reported	$9,674	$5,071	$38,846	$29,423
Gain on settlement of litigation	-	-	-	(7,210)
Write off of deferred costs	-	870	-	870

Income before taxes, excluding
one-time benefit and charges	$9,674	$5,941	$38,846	$23,083

Percentage increase over prior period	62.8%		68.3%

Net Income
GAAP, as reported	$5,683	$3,841	$23,176	$18,420
Gain on settlement of litigation	-	-	-	(4,376)
Write off of deferred costs	-	528	-	528

Net income, excluding
one-time benefits and charges	$5,683	$4,369	$23,176	$14,572

Percentage increase over prior period	30.1%		59.0%

Fully Diluted Earnings Per Share
GAAP, as reported	$0.24	$0.16	$0.99	$0.88
Gain on settlement of litigation[1]	-	-	-	(0.21)
Write off of deferred costs	-	0.03	-	0.03

Fully diluted earnings per share,
excluding one-time benefits and charges	$0.24	$0.19	$0.99	$0.70

Percentage increase over prior period	26.3%		41.4%

Cash Flow From Operations:
GAAP, as reported	$13,158	$7,911	$36,412	$33,971
Income taxes paid	1,377	941	14,672	2,018

Pre-tax cash flows from operations	$14,535	$8,852	$51,084	$35,989
Proceeds from litigation settlement[1]	-	-	-	(11,100)
Legal and other costs related to
litigation settlement[1]	-	-	-	3,198
Litigation proceeds applied to portfolio[1]	-	-	-	692

Pre-tax cash flow from operations
excluding one-time benefit	$14,535	$8,852	$51,084	$28,779

Percentage increase over prior period	64.2%		77.5%

1 This is the result of a net pretax gain of $7.2 million, a net after-tax gain of $4.4 million, or $0.21 per fully diluted share associated with a litigation settlement during the first quarter of 2003.